Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as an officer of Lapolla Industries, Inc., a Delaware corporation, (the “Company”) that, to his knowledge, the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2013 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 10, 2014	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Douglas J. Kramer, PEO
		Name:	Douglas J. Kramer
		Title:	Principal Executive Officer

By:	/s/ Charles A. Zajaczkowski, PFO and PAO
Name:	Charles A. Zajaczkowski
Title:	Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.